FEE AGREEMENT

[            ], 2022

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated [            ], 2022 (the “Underwriting Agreement”), by and among PIMCO Access Income Fund (the “Fund”), Pacific Investment Management Company LLC (the “Adviser”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and the several other Underwriters named therein, severally, with respect to the issue and sale of the Fund’s common shares of beneficial interest, $0.00001 par value per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.    Services; Fee. Stifel has provided services to the Adviser related to the sale and distribution of the Fund’s Common Shares (the “Services”). In consideration of the Services to the Adviser, subject to and conditioned upon the completion of the Offering, the Adviser shall pay a fee to Stifel in the aggregate amount of $[        ] (the “Fee”). The Fee shall be paid on or before the Closing Time (as defined in the Underwriting Agreement) or as otherwise agreed to by the parties hereto, by wire transfer to the order of Stifel, Nicolaus & Company, Incorporated using the following wire instructions:

Bank:

ABA#:

SWIFT:

Beneficiary:

Acct#:

Attn:

2.    In the event the Offering does not proceed, Stifel will not receive any fees under this Fee Agreement (the “Agreement”); however, for the avoidance of doubt, you may be reimbursed for accountable out-of-pocket expenses actually incurred by Stifel pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(g)(5). This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

3.    Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.    Confidential Advice. Except to the extent required by law, judicial process or applicable regulation (after consultation with, and, in the case of Stifel’s advice, approval (not to be unreasonably withheld) as to form and substance by Stifel and its counsel, unless such consultation is prohibited by law, order or regulation), none of (i) the name of Stifel, (ii) any advice rendered by Stifel to the Adviser, or (iii) the terms of this Agreement or any communication from Stifel in connection with the services performed by Stifel pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Adviser or any of its affiliates or any of their agents, without Stifel’s prior written consent, which consent will not be unreasonably withheld in the case of clause (i) and (iii) (but not (ii)).

5.    Information. The Adviser recognizes and confirms that Stifel (a) has used and relied primarily on the information provided by the Adviser and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

6.    Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that Stifel is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Stifel, and Stifel is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that Stifel’s engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether Stifel has advised or are currently advising the Adviser on related or other matters).

7.    Not Exclusive. Nothing herein shall be construed as prohibiting Stifel or its affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

8.    Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9.    Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement together with the Indemnification Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

This Agreement shall be effective as of the date first written above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

Agreed and Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page to Stifel Fee Agreement]

Indemnification Agreement

[            ], 2022

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Ladies and Gentlemen:

In connection with the engagement of Stifel, Nicolaus & Company, Incorporated (the “Bank”) to assist the undersigned, Pacific Investment Management Company LLC, together with its affiliates and subsidiaries (the “Adviser”), with respect to the matters set forth in the Fee Agreement dated [            ], 2022 between the Adviser and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, reasonably incurred, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party. As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonably incurred fees and disbursements of such counsel related to such Proceeding. In any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the Indemnified Parties (which may not be unreasonably withheld, delayed or deferred), settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its owners and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its owners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its owners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser or its owners and affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser or PIMCO Access Income Fund (the “Fund”) was not guilty of such fraudulent misrepresentation. The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that any losses, claims, damages, liabilities or expenses incurred by the Adviser or the Fund resulted primarily from the gross negligence, bad faith or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Adviser” herein does not include any registered investment company, pooled investment vehicle or other account, except for the Fund, for which the Adviser or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE INDEMNIFIED PARTIES AND THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTY OR THE ADVISER, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Indemnification Agreement together with the Agreement constitutes the final and entire agreement and understanding between the parties to the Agreement and this Indemnification Agreement relative to the subject matter of the Agreement and this Indemnification Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of the Agreement and this Indemnification Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement. This

Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

Agreed and Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page to Stifel Indemnification Agreement]